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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



                 December 13, 1995               Commission File No. 1-1569
          (Date of earliest event reported)


                         AMERICAN PREMIER UNDERWRITERS, INC.



          Incorporated under the laws                  IRS Employer
               of Pennsylvania                Identification No. 23-6000765

                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-6600



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                         AMERICAN PREMIER UNDERWRITERS, INC.

                                       FORM 8-K


          Item 5.   Other Events

                    Please see the News Release of American Financial Group, Inc. dated December 13, 1995 attached as Exhibit 1 hereto.






































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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        AMERICAN PREMIER UNDERWRITERS, INC.


          December 13, 1995             By: James C. Kennedy
                                           --------------------------------
                                             James C. Kennedy
                                              Secretary
































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                                                                  Exhibit 1


                                     NEWS RELEASE

          Date:          December 13, 1995   Contact:  Sandra W. Heimann

          For Release:   Immediate           Phone:    (513) 579-2121


                          AMERICAN FINANCIAL GROUP REPORTS
                               COURT OF APPEALS RULING

               CINCINNATI, OHIO -- December 13, 1995 -- American Financial Group, Inc. (AFG-NYSE) reported that a three-judge panel of the U.S. Court of Appeals for the Third Circuit has reversed a decision by the U.S. District Court for the Eastern District of Pennsylvania that had enjoined lawsuits by the USX Corporation seeking contribution from AFG's wholly-owned subsidiary, American Premier Underwriters, Inc. ("American Premier") for all or a portion of the approximately $600 million that USX paid in satisfaction of a judgment against its former subsidiary, the Bessemer and Lake Erie Railroad Company ("B&LE"), for B&LE's participation in an unlawful antitrust conspiracy among certain railroads commencing in the 1950's and continuing through the 1970's. The lawsuits argue that USX's liability was attributable to American Premier's railroad predecessor's alleged activities in furtherance of the conspiracy.

               The District Court had ruled in 1994 that the lawsuits could not proceed because they were barred by the 1978 Consummation Order issued by the District Court in the bankruptcy reorganization proceedings of American Premier's predecessor, Penn Central Transportation Company ("PCTC"). In its opinion, the Court of Appeals only addressed American Premier's procedural argument that the claims of USX could not proceed because they are barred by the Consummation Order. The Third Circuit expressly recognized in its opinion that it was not deciding any of American Premier's defenses on the merits.

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                American Premier will file a petition for rehearing in banc, requesting all of the judges of the Third Circuit to review the three-judge panel's decision. Also, if necessary, American
          Premier will petition the U.S. Supreme Court to review the bankruptcy bar issue.

               Even if subsequent reviews do not reinstate the District Court's injunction and USX's lawsuits are eventually permitted to go forward, management believes that American Premier has other defenses which should enable it to prevail on the merits.

               American Financial Group is engaged primarily in specialty and multi-line property and casualty insurance businesses and in the sale of tax-deferred annuities.


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